EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-43766
(To Prospectus dated July 11, 2003)



                             [SOFTWARE HOLDRS LOGO]



                        1,000,000,000 Depositary Receipts
                           Software HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 11, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Software HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                                   Primary
                                                                        Share      Trading
                   Name of Company                       Ticker        Amounts     Market
           -------------------------------------------  --------      ---------   ---------
           Adobe Systems Incorporated                     ADBE            6        NASDAQ
           BMC Software, Inc.                             BMC             7         NYSE
           Check Point Software Technologies Ltd.         CHKP            6        NASDAQ
           Computer Associates International, Inc.         CA            17         NYSE
           Intuit Inc.                                    INTU            6        NASDAQ
           Macromedia, Inc.                               MACR            1        NASDAQ
           Mercury Interactive Corporation                MERQ            2        NASDAQ
           Micromuse Inc.                                 MUSE            2        NASDAQ
           Microsoft Corporation                          MSFT           30        NASDAQ
           Nuance Communications, Inc.                    NUAN            1        NASDAQ
           Openwave Systems lnc.(1)                       OPWV         .6667       NASDAQ
           Oracle Corporation                             ORCL           24        NASDAQ
           Peoplesoft, Inc.                               PSFT            8        NASDAQ
           SAP AG-preference shares *                     SAP            16         NYSE
           Sapient Corporation                            SAPE            3        NASDAQ
           Siebel Systems, Inc.                           SEBL            8        NASDAQ
           TIBCO Software Inc.                            TIBX            5        NASDAQ
           Veritas Software Corporation                   VRTS            7        NASDAQ

           --------------------------------------
           (1) Openwave Systems Inc. announced a 1-for-3 reverse stock split on its common stock effective as of October 22, 2003. As of October 24, 2003, the share amount of Openwave Systems Inc. represented by a round lot of 100 Software HOLDRS is .6667.

           *The preference shares of this non-U.S. company trade in the United States as American Depositary Receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional factors to consider with respect to an investment in a non-U.S. company.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2003.